UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2/A-5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXIOM III, INC.
(Name of small business issuer in our charter)

Nevada
(State or other jurisdiction of incorporation or organization)
6531	20-1204606
(Primary standard industrial	(I.R.S. Employer
classification code number)	Identification No.)

2341 Boston Road, Wilbraham, MA 01095
(413) 599-0005
(Address and telephone number of principal executive offices)

Lawrence M. Nault, President
2341 Boston Road, Wilbraham, MA 01095
(413) 599-0005
(Name, address and telephone of agent for service)

Copies to:

Bruce M. Pritchett, Attorney at Law
8 East Broadway, Suite 600A
Salt Lake City, Utah 84111
Phone: (801) 363-1288
Fax: (801) 531-1929

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)(2)

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
$.001 par value common stock	1,120,000(1)	$.25(2)	$280,000	$35.48
TOTALS	1,120,000	$280,000		$35.48

(1)  Estimated pursuant to Rule 457(o) solely for the purpose of calculating the registration fee for the shares of the Axiom Selling Security Holders and the resale of the shares that will be distributed as a dividend distribution to shareholders of China World Trade Corp., a Nevada corporation (“China World Trade”). The sale of the Axiom Selling Security Holders’ shares and the resale of the shares that are being distributed to the selling shareholders of China World Trade (the “China World Trade Selling Security Holders”) are being registered pursuant to this Registration Statement. The registration fee for the shares of the Axiom Selling Security Holders and the registration fee for the shares of the China World Trade Selling Security Holders are both based upon a January 11, 2006 value of $.25.

(2) The Axiom Selling Security Holders hold 720,000 of the shares which we are now registering in this offering. These shares will be sold at $.25 per share. China World Trade holds 200,000 shares, which will be distributed as a dividend distribution to the China World Trade Selling Security Holders on the basis of one share of our common stock for each one hundred thirty shares of China World Trade common stock. The dividend of these shares is being registered pursuant to this Registration Statement. In addition, the resale of the shares of the China World Trade Selling Security Holders is also being registered hereunder. The shares held by the China World Trade Selling Security Holders will be sold at $.25 per share.

The information in this prospectus is not complete and may change. The Axiom Selling Security Holders and the China World Trade Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

SUBJECT TO COMPLETION, DATED JANUARY 11, 2005

AXIOM III, INC.

1,120,000 shares of Common Stock $0.25 per share

The Axiom Selling Security Holders are offering 720,000 shares of our common stock for sale. In addition, China World Trade Corp. is distributing 200,000 shares of our common stock as a dividend distribution to the shareholders of China World Trade of record as of December 19, 2004 on the basis of one share of our common stock for each 130 shares of China World Trade common stock. Fractional shares will not be distributed. Finally, the China World Trade Selling Security Holders are offering these same 200,000 shares (or, up to that amount, as they see fit) of our common stock for resale, which they received in the dividend distribution.

To summarize, this offering totals 1,120,000 shares: 720,000 shares to be sold by the Axiom Selling Security Holders; and 200,000 shares currently held by China World Trade Corp., which will be distributed as a share dividend to, and resold by, the China World Trade Selling Security Holders.

China World Trade shareholders are not required to take any action to receive their shares of our common stock. No consideration need be paid by the holders of China World Trade shares for our shares. In addition, fractional shares will not be distributed.

No market currently exists for our common stock.

Our common stock is a “penny stock”, and compliance with requirements for dealing in penny stocks may make it difficult for holders of our common stock to resell their shares.

The Axiom Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $0.25 per share. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The Axiom Selling Security Holders and the China World Trade Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is January 11, 2005.

•	Our limited operating history and near absence of revenues makes evaluation of our business and prospects difficult.
•	We do not expect to pay dividends on our common stock.
•
If our common stock becomes tradable on the over-the-counter bulletin board, sales of our common stock by our principal shareholder could affect the level of public interest in our common stock as well as depress its price.

•	There is no trading market for our shares of common stock and you may be unable to sell your investment quickly or at all.
•	Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
•	We have substantial near-term capital needs; we may be unable to obtain the additional funding needed to enable us to operate profitably in the future.
•	Our principal stockholder controls our business affairs in which case there is a risk that you will have little or no participation in our business affairs.
•	If we lose the services of our key Director, our business may be impaired.
•	We do not have any plans to hire additional personnel for at least the next twelve months, which may cause substantial delays in our operations.
•	Our lack of an established brand name could negatively impact our ability to effectively compete in the real estate market.
•	Our operations are subject to possible conflicts of interest that may negatively impact upon your ability to make a profit from this investment.
•	We face intense competition, which puts us at a competitive disadvantage; if we are unable to overcome these competitive disadvantages we may never become profitable.
•	We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

ITEM 3.  SUMMARY INFORMATION

PROSPECTUS SUMMARY

    The following summary highlights the more detailed information and financial statements (with notes) appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the “Risk Factors” section (beginning on page 10).

OUR COMPANY.

    Axiom III, Inc. was incorporated in Nevada in June 2004 to engage in the business of buying, selling, renting, and improving real estate. We are an early stage company and currently own one building in Chicopee, Massachusetts, near Springfield in western Massachusetts. We plan to continue in this line of business for the foreseeable future. Our executive offices are located at 2341 Boston Road, Wilbraham, MA 01095. Our telephone number is (413) 599-0005. We are currently authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. We currently have 14,020,000 shares of common stock, and zero shares of preferred stock issued and outstanding.

    China World Trade Corp. owns 200,000 of the 14,020,000 issued and outstanding shares of our common stock, representing 1.4% of the total number of shares outstanding as of January 7, 2005. China World’s address is 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, People’s Republic of China 510620. China World plans to make a registered dividend distribution of our shares pursuant to this prospectus to its shareholders, on the basis of one share of Axiom III, Inc. common stock for each one hundred thirty shares of China World Trade common stock owned. The total number of holders of China World Trade’s common stock, record holders as well as holders in street name, as of November 9, 2004 was 1,557.

OUR BUSINESS.

    Our Company buys, sells, rents, and improves real estate. Currently, we own a 3-story apartment house, with 7 units, located at 80 Cochran Street in Chicopee, Massachusetts, a city in western Massachusetts near Springfield. We obtain revenues from the rent we collect from tenants. We also expect to gain income from the capital appreciation of the real estate we own.

    Our business plan is to buy more investment properties which we believe have either good cash flows or good cash flow potential, plus a favorable estimated resale value. We plan to lease our properties primarily to residential tenants. We plan to make limited improvements to our properties, so that we can increase occupancy, improve cash flows, and enhance potential resale value.

    As shown in the accompanying audited financial statements, we have suffered recurring losses from operations since our inception. We experienced losses of $376,346 and $14,756 during 2004 and 2003, respectively. We had a total accumulated deficit of $394,220 as of September 30, 2005. These factors raise substantial doubt about our ability to continue as a going concern.

THE OFFERING.

    As of January 11, 2006, we had 14,020,000 shares of our common stock outstanding. This offering is comprised of a registered securities offering of 720,000 shares by the Axiom Selling Security Holders, a registered dividend distribution of 200,000 shares of our common stock to holders of China World Trade common stock, and a registered securities offering by the China World Trade Selling Security Holders of the 200,000 shares of stock which they received in the dividend distribution. Both the Axiom Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $0.25 per share. 200,000 shares of our common stock will be issued as a dividend distribution to shareholders of China World Trade of record as of December 19, 2004 on the basis of one share of our common stock for each one hundred thirty shares of China World Trade common stock. Fractional shares will not be distributed.

    Because of China World Trade’s role in the distribution, they are deemed to be a “statutory underwriter” within the meaning of Section 2(11) of the Securities Act. China World Trade has advised us that it will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, China World Trade has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by China World Trade in the market if a market develops. However, China World Trade will not own any shares of our company after the dividend distribution and has no plans for future sales or purchases.

    Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits bids or purchases to stabilize the price of a security in the distribution.

    We have paid all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities. Our offering expenses are approximately $30,000, which we have paid ourselves.

TAX CONSEQUENCES OF THE CHINA WORLD TRADE DISTRIBUTION

    Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code, provided that China World Trade has current or accumulated earnings and profits. There is currently no public market for our stock, but we plan to apply for a quotation on the Over-the-Counter Bulletin Board within 90 days after this registration statement is declared effective, and if we are quoted there, the fair market value of our common stock will be established by trading that develops after the China World Trade distribution. As of September 30, 2005, the taxable dividend value of each of our shares to be distributed to China World Trade shareholders was $0.006 per share. This was arrived at by taking our shareholders’ equity of $76,348 at September 30, 2005 and dividing that amount by the number of our outstanding shares on September 30, 2005. We have settled on this dividend value based on the fact that the dividend will take place before any sale of the securities could possibly occur in the OTCBB market or other public markets.

    The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor about their own particular situation.

FINANCIAL SUMMARY INFORMATION.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

Statement of Operations	For the period from inception (June 2003) through Dec. 31, 2003	For the year ended Dec. 31, 2004	For nine months ended Sept. 30, 2005

Revenues	$22,064	$39,988	$26,173
Cost of Sales	$-0-	$-0-	$-0-
Gross profit	$22,064	$39,988	$26,173
Operating expenses	$36,820	$416,334	$29,291
Income (loss) from operations	$(14,756)	$(376,346)	$(3,118)
Other expense, net	$-0-	$-0-	$-0-
Net income (loss)	$(14,756)	$(376,346)	$(3,118)
Net income (loss) per common share	Less than $(.01)	$(.03)	Less than $(.01)

Balance Sheet	At Dec. 31, 2003	At Dec 31, 2004	At Sept. 30, 2005

Available cash	$931	$1,022	$302
Total current assets	$3,623	$4,146	$5,184
Net income producing property	$224,615	$217,046	$210,396
Total Assets	$228,238	$221,192	$215,580
Current liabilities	$3,370	$781	$2,200
Mortgage Payable	$183,863	$170,553	$137,032
Total liabilities	$187,233	$171,334	$139,232
Stockholders equity	$41,005	$49,858	$76,348
Total liabilities and stockholder equity	$228,238	$221,192	$215,580

RISK FACTORS

INVESTING IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUR LIMITED OPERATING HISTORY AND NEAR ABSENCE OF REVENUES MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT

While our competitors have operated real estate businesses for a significant period of time, we have only had limited operations and a near absence of revenues since our inception in June
2003. As a result, we have a limited operating history upon which you can evaluate us and our prospects. In addition, we have an accumulated deficit of $394,220 since inception through September 30, 2005. These uncertainties increase the risk that you may lose your investment.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors. Thus, there is a greater risk you may never receive a return on your investment in our common stock.

IF OUR COMMON STOCK BECOMES TRADEABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY OUR PRINCIPAL SHAREHOLDER COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS DEPRESS ITS PRICE.

    By filing this registration statement, we are attempting to register 920,000 shares of our common stock held by 46 selling shareholders, including China World Trade. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to buy our common stock in the open market. The Axiom Selling shareholders will be able to sell their shares on the open market. Also, our principal stockholder, Duane Bennett, owns approximately 90% of our common stock; he may dispose of a substantial percentage of his stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:
o	Decrease the level of public interest in our common stock;
o	Inhibit buying activity that might otherwise help support the market price of our common stock; and
o	Prevent possible upward price movements in our common stock.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK, AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

    There is not, and has never has been, a trading market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, can be sustained. Thus, there is a risk that you may never be able to sell your shares.

OUR LACK OF AN ESTABLISHED BRAND NAME AND RELATIVE LACK OF RESOURCES COULD DECREASE OUR ABILITY TO EFFECTIVELY COMPETE IN THE REAL ESTATE MARKET.

    We do not have an established brand name or reputation in the residential real estate business. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may decrease our ability to compete effectively in the residential real estate market.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.

    We will need additional funding over the next twelve months to develop our business. The estimated need for funds could be as little as $25,000 or as high as $1,000,000, depending on the properties we plan to acquire and the maintenance of current facilities. As of September 30, 2005, we had only $302 worth of liquid assets with which to pay our expenses. In addition, we have no credit facility or other committed sources of capital. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that we will be able to obtain favorable terms for such financing. If adequate funds are not available, we may be required to curtail operations or shut down completely.

WE MAY NEED TO ISSUE MORE STOCK, WHICH COULD DILUTE YOUR STOCK

    If we do not have enough capital to meet our future capital requirements, we may need to conduct additional capital-raising in order to continue our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. Accordingly, if we issue additional stock, it could reduce the value of your stock.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS AFFAIRS, SO YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

    Currently, our principal stockholder, Duane Bennett, owns approximately 90% of our common stock. Most of this stock is held by the Northeast Nominee Trust. Duane Bennett is the sole trustee of this trust. As a result, he will have control over all matters requiring approval by our stockholders and can outvote all minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to effect change in how we conduct our business.

IF WE LOSE THE SERVICES OF OUR KEY DIRECTOR, OUR BUSINESS COULD LOSE MONEY OR SHUT DOWN COMPLETELY.

    Our success is heavily dependent upon the continued active participation of our key director, Duane Bennett. Mr. Bennett has twenty years of experience in the real estate business selling, buying and renovating multifamily homes in the Springfield, Massachusetts area and land development and buying and selling real estate in the Massachusetts area. If we lost Mr. Bennett’s services, we could lose money or shut down completely. We do not maintain "key person" life insurance on Mr. Bennett. We do not have a written employment agreement with Mr. Bennett. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

WE DO NOT HAVE ANY PLANS TO HIRE ADDITIONAL PERSONNEL FOR AT LEAST THE NEXT TWELVE MONTHS, WHICH MAY CAUSE SUBSTANTIAL DELAYS IN OUR OPERATIONS.

    Although we plan to expand our business and operations, we have no plans to hire additional personnel for at least the next twelve months. As we expand our business there will be additional strains on our operations due to increased cost. In addition, expanded operations of our business may create additional demand for the time and services of our president, who currently devotes approximately 10 hours per week to our business. We now only have the services of our president to accomplish our current business and our planned expansion. If our growth outpaces his ability to provide services and we do not hire additional personnel, it may substantially delay our operations.

OUR MANAGEMENT MAY HAVE POSSIBLE CONFLICTS OF INTEREST THAT MAY REDUCE THE LEVEL OF BUSINESS WE CONDUCT OR EXPANSION WE PURSUE.

    Our officers and directors are involved in other business activities (such as other investments in the real estate market, and other lines of business in the automotive industry) and may, in the future become involved in other business opportunities that may reduce the level of business we conduct or expansion we pursue. If another business opportunity becomes available, our officers and directors may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. We have previously entered into transactions—and may do so in the future—with our officers, directors, and shareholders, or companies under their control. For example, our key director, Mr. Duane Bennett, sold us the 3-story apartment building which is currently our main asset. We have no current plans to engage in further transactions with Mr. Bennett or our other officers, directors, or owners. However, future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may occur, and may result in conflicts of interest, which may reduce the level of business we conduct or the level of expansion we pursue.

WE FACE INTENSE COMPETITION, WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.

    We face intense competition from companies engaged in similar businesses. We will compete with numerous companies that lease or sell residential real estate both over the Internet and via traditional forms of business. We anticipate that competition will intensify within Internet distribution channels, which we do not utilize. Many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the real estate industry. There can be no assurance that we will be able to compete effectively in the highly competitive real estate industry. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could reduce our revenues, increase our expenses, or alter our pricing in a way that would diminish or prevent our profitability.

WE HAVE INCURRED LOSSES FROM OPERATIONS AND LIMITED CASH THAT RAISES SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

    As of September 30, 2005, our accumulated deficit was $394,220. Our cash flows provided by (used in) operations were ($3,929) and $44,468 for the year ended December 31, 2004 and for the period from inception (June 2003) through December 31, 2003, respectively. We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

ITEM 4.  USE OF PROCEEDS

    Not Applicable. We will not receive any proceeds from the sale of the securities by the Axiom Selling Security Holders or the China World Trade Security Holders.

ITEM 5. DETERMINATION OF OFFERING PRICE

    The Axiom Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $.25 per share. There is not now, and never has been, a public market for our shares. The offering price of $.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM 6.  DILUTION

    Although we are not registering a new issuance of any shares in this registration statement, and although all shares registered in this offering are being registered by the Axiom Selling Security Holders, the China World Trade Selling Security Holders or being distributed in a registered dividend distribution, we provide herewith a description of the dilution that would occur, if such share issuances were deemed to be new issuances.

    Our net tangible book value as of September 30, 2005 was $76,348 or $.006 per share of common stock. Net tangible book value is determined by dividing our tangible book deficit (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

    Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.

    For example, as we issue 1,120,000 shares of common stock under this registration statement at an offering price of approximately $.25 per share (less offering expense of $33,000, or a net of $247,000), our pro forma book value adjusted as of September 30, 2005, would have been $323,348, or about $.026 per share (assuming a total of 12,600,000 shares of common stock outstanding). This example would represent an immediate increase in our pro forma book value to our existing shareholders of $.02 per share and an immediate dilution to new shareholders of about $.224 per share, or 89.6%.

The following table illustrates the per share dilution based on this example:

Assumed Average Offering Price Per Share                                                 $.250
Net Tangible Book Value Per Share Before This Offering (1)                       $.006
Increase Attributable To New Investors (2)                                                 $.020
                                                                                                                   -------
Net Tangible Book Value Per Share After This Offering                               $.026
                                                                                                                    -------
Dilution Per Share To New Shareholders                                                     $.224
                                                                                                                   -------
_______________________________________________________
(1) Assumes a pro forma adjusted book value $323,348 on September 30, 2005 and12,600,000 shares of common stock outstanding.

(2) Assumes a net increase of $247,000 in pro forma adjusted book value and 12,600,000 shares outstanding after this offering.

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share:

Assumed Per Share
Offering Price		Dilution Per Share
To New Investors	Number Of	Shares To Be Issued

$.15	1,866,666	$.20
$.20	1,400,000	$.21
$.25	1,120,000	$.22
$.30	938,000	$.23
$.35	800,000	$.24

ITEM 7.  SELLING SECURITY HOLDERS

    The Axiom Selling Security Holders named in the first table set forth below and the China World Trade Selling Security Holders named in the second table set forth below are selling the securities covered by this prospectus. None of the Axiom Selling Security Holders or the China World Trade Selling Security Holders named below are registered securities broker-dealers or affiliates of broker-dealers. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the Axiom Selling Security Holders or the China World Trade Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Axiom Selling Security Holders or the China World Trade Selling Security Holders upon termination of this offering. We believe that the Axiom Selling Security Holders and the China World Trade Selling Security Holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.

SELLING SECURITY HOLDERS TABLE

Name	Relationship With Issuer	Amount Owned Prior to Offering	Amount To Be Registered	Amount Owned After Offering	Percent Owned Before/After Offering
Duane Bennett (1)	Director	12,600,000	100,000	12,500,000	89.87% - 89.16%
Greentree Financial Group (2)(3)	Financial Consultant	700,000	200,000	500,000	4.99% - 3.57%
China World Trade (4)		200,000	200,000	-0-	1.43% - 0.00%
Lawrence Nault	President and Director	100,000	100,000	-0-	0.71% - 0.00%
Jose Marquez		80,000	80,000	-0-	0.57% - 0.00%
Michael Langer		75,000	75,000	-0-	0.53% - 0.00%
Mark Gaenslen		75,000	75,000	-0-	0.53% - 0.00%
Karol Kapinos	Director	50,000	50,000	-0-	0.36% - 0.00%
Lessard Property Management (5)		25,000	25,000	-0-	0.18% - 0.00%
Anne Borelli		15,000	15,000	-0-	0.11% - 0.00%
TOTALS		13,920,000	920,000	13,000,000	99.29% - 92.72%

(1)
Duane Bennett owns a total of 12,600,000 shares of our common stock. He controls 12,500,000 of these shares indirectly, as trustee of the Northeast Nominee Trust. He owns the other 100,000 in his own name. He is registering the 100,000 shares he owns personally, in this offering.

(2)
Greentree Financial Group, Inc. received 700,000 shares of our common stock for consulting services that included: assisting in the preparation of this Form SB-2 registration statement, assisting in compliance with state Blue Sky regulations, review and advice on selection of an independent transfer agent, and EDGAR filing services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration statement.

(3)	Greentree Financial Services is wholly owned, 50-50, by two licensed CPAs, namely Michael Bongiovanni and Chris Cottone.
(4)	China World Trade is controlled, to a significant degree, by William Chi Hung Tsang, who owned 48.3% of its stock as of March 31, 2005.
(5)	Lessard Property Management is controlled by its owner, Skip Lessard.

CHINA WORLD TRADE SELLING SECURITY HOLDERS TABLE

Name	Relationship With Issuer	Amount Owned Prior to Offering	Amount To Be Registered	Amount Owned After Offering	Percent Owned Before/After Offering
Chang, Lu	None	90	90	0	Less than 1%
Cheng, Chu	None	136	136	0	Less than 1%
Cheng, Peng	None	181	181	0	Less than 1%
Chieh, Chen	None	90	90	0	Less than 1%
Chin, Chen	None	181	181	0	Less than 1%
Chiu, Chen	None	227	227	0	Less than 1%
Chiu,Ho-Chun	None	5,454	5,454	0	Less than 1%
Chu, Huang	None	227	227	0	Less than 1%
Chuan, Chen & Chen, Yeh	None	54,545	54,545	0	Less than 1%
Fane, Hsu	None	90	90	0	Less than 1%
Fen, Chen	None	90	90	0	Less than 1%
Feng, Hsieh	None	90	90	0	Less than 1%
Global Technology Distributors	None	545	545	0	Less than 1%
Hsiang, Su	None	363	363	0	Less than 1%
Hsuam, Huang	None	90	90	0	Less than 1%
Hsun Chang	None	90	90	0	Less than 1%
Hua, Yeh	None	136	136	0	Less than 1%
Jen, Shih	None	181	181	0	Less than 1%
Kai, Chien	None	181	181	0	Less than 1%
Lian, Wang	None	45	45	0	Less than 1%
Lin, Liao	None	181	181	0	Less than 1%
Lin, Yang	None	272	272	0	Less than 1%
Lun, Chang	None	181	181	0	Less than 1%
Peng, Kao	None	90	90	0	Less than 1%
RR Investment Holdings Inc. (1)	None	20,334	20,334	0	Less than 1%
Cede & Co.	None	102,618	102,618	0	Less than 1%
Shen, Tsai	None	318	318	0	Less than 1%
Sheng, Lin	None	90	90	0	Less than 1%
Shou, Hou	None	227	227	0	Less than 1%
Tsai, Liu	None	181	181	0	Less than 1%
Tsung, Tsai	None	227	227	0	Less than 1%
Wachovia Securities LLC	None	3,561	3,561	0	Less than 1%
Wen, Lo	None	136	136	0	Less than 1%
Yen, Ko	None	45	45	0	Less than 1%
Yu, Li	None	90	90	0	Less than 1%
Zhou, Julie	None	454	454	0	Less than 1%
TOTALS *		192,037**	192,037**

* China World Trade (CWTD) plans to spin-off 200,000 shares of common stock of our Company to its shareholders on the basis of one share of Axiom III, Inc. common stock for each one hundred thirty shares of CWTD common stock owned.

** A total of 7,963 fractional shares of the 200,000 shares of Axiom III, Inc. common stock will not be distributed to the shareholders of CWTD in the spin-off, since they represent fractional shares, and management of CWTD has decided not to distribute fractional shares (i.e., fractional shares have been rounded down to the next whole share). They will be retained by CWTD and offered for resale pursuant to this Registration Statement.

(1) RR Investment Holdings, Inc. is controlled by Robert Rico, a party unaffiliated with us or our management.

    We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

            China World Trade will distribute 200,000 shares of our common stock as a dividend to shareholders of China World Trade of record as of December 19, 2004 on the basis of one share of our common stock for each one hundred thirty shares of China World Trade common stock.

ITEM 8.  PLAN OF DISTRIBUTION

    Sales By Selling Security Holders and China World Trade Selling Security Holders

    The Axiom Selling Security Holders are offering to sell 720,000 shares of our common stock, and the China World Trade Selling Security Holders are offering to sell 200,000 shares of our common stock. The Axiom Selling Security Holders and China World Trade Selling Security Holders will sell their shares at $0.25 per share. We will not receive any proceeds from the sale of the shares by the Axiom Selling Security Holders or the China World Trade Selling Security Holders. The securities offered by this prospectus may be sold by the Axiom Selling Security Holders and the China World Trade Selling Security Holders, but not by us. We are not aware of any underwriting arrangements that have been entered into by the Axiom Selling Security Holders or the China World Trade Selling Security Holders, although China World Trade is acting as an underwriter in distributing our shares to its shareholders. The distribution of the securities by the Axiom Selling Security Holders and China World Trade Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

    Any of the Axiom Selling Security Holders or the China World Trade Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the Axiom Selling Security Holders or the China World Trade Selling Security Holders provide us with cash proceeds from their sales of the securities. If any of the Axiom Selling Security Holders or China World Trade Selling Security Holders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

    In addition, the Axiom Selling Security Holders, the China World Trade Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

    The Axiom Selling Security Holders and the China World Trade Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders or China World Trade Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Axiom Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Axiom Selling Security Holders and the China World Trade Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus. The Axiom Selling Security Holders and the China World Trade Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders or China World Trade Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

    In addition to, and without limiting, the foregoing, each of the Axiom Selling Security Holders, the China World Trade Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Axiom Selling Security Holders, China World Trade Selling Security Holders or any such other person. Specifically, Regulation M prohibits an issuer, the Axiom Selling Security Holders, the China World Trade Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

    There can be no assurances that the Axiom Selling Security Holders or the China World Trade Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

    All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Axiom Selling Security Holders, and the China World Trade Selling Security Holders we will pay all the fees and expenses incident to the registration of the securities, other than the Axiom Selling Security Holders' and China World Trade Selling Security Holders’ pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Axiom Selling Security Holders and the China World Trade Selling Security Holders.

THE CHINA WORLD TRADE DIVIDEND

    China World Trade will distribute the 200,000 shares of our common shares which it owns to its shareholders as a dividend as of a record date of December 19, 2004 on the basis of one of our common shares for each one hundred thirty China World Trade common shares. Fractional shares will not be distributed.

    China World Trade shareholders will initially have their ownership of our shares of common stock registered only in book-entry form in which no certificates are issued. On the distribution date, each China World Trade shareholder of record as of the close of business on the record date will be mailed one share of our common stock for each one hundred thirty shares of China World Trade common stock they hold. China World Trade shareholders that hold their stock in street name will have their shares of our common stock credited to their brokerage accounts. The record date for the distribution is the close of business on December 19, 2004.

    China World Trade shareholders will not be required to pay any cash or other consideration to receive our common stock in the distribution. Fractional shares will not be issued to China World Trade shareholders. Shares of our common stock distributed to China World Trade shareholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be affiliates of Axiom III, Inc. under the Securities Act of 1933, as amended. Persons who are affiliates of Axiom III, Inc. following the distribution will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act of 1933, as amended, or Rule 144 promulgated under the Securities Act of 1933, as amended. Mr. Duane Bennett would be considered an affiliate of Axiom III, Inc.

    Because of China World Trade’s role in the distribution, they will be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. China World Trade has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its own shareholders. Further, China World Trade has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by China World Trade in the market, following the creation of a public market, if such a market ever develops.

    With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

FEDERAL INCOME TAX CONSEQUENCES OF CHINA WORLD’S DISTRIBUTION

    The following discussion is a general summary of current Federal Income tax consequences of the China World Trade distribution as presently interpreted by counsel to the Company.  It is important to note that a shareholder's particular tax consequences may vary depending on his individual circumstances. You are urged to consult your own tax advisor as to the particular tax consequences to you of the China World Trade distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

    The Internal Revenue Service will not give an advance ruling as to the valuation of our common stock to be distributed as a dividend by China World Trade to its shareholders.  The IRS is not bound by any determination made by China World Trade as to the fair market value of the property distributed to the China World Trade shareholders.

    The distribution of our common stock to China World Trade shareholders as a dividend may be a taxable event. Section 301 of the Internal Revenue Code of 1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed.  Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1996, or out of earnings and profits for the year of the distribution.  Management believes that China World Trade does not have accumulated earnings and profits since 1996.  There are also no earnings and profits for the year of distribution measured through September 30, 2004. Accordingly, the distribution will be taxable as an ordinary dividend only to the extent that there are earnings and profits for the remainder of the fiscal year 2004 of distribution.

    If China World Trade has no earnings and profits for fiscal year 2004, then the distribution will not be treated as a dividend of China World Trade of the fair market value of the property distributed.  If China World Trade has earnings and profits for the fiscal year 2004, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through fiscal year 2004.  If China World Trade has earnings and profits through fiscal year 2004 that exceed the fair market value of the property distributed, then the entire distribution will be considered a taxable dividend to the shareholders.

    Corporate holders of China World Trade shares (other than S Corporations) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on their ownership percentage in China World Trade.  The holding period for the China World Trade shareholders for our common stock received in the China World Trade distribution will commence on the date of the China World Trade distribution.

    Computation of Fair Market Value.  For income tax purposes, Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close as possible) of the distribution. Since there is no trading market for our common stock, fair market value will be calculated at the appropriate time using other valuation techniques.  We are going to use the net book value of our common stock on the date of distribution, since there is currently no trading market for our common shares. As of September 30, 2005, the taxable dividend value of each of the common shares to be distributed to China World Trade shareholders would be $0.006.  This is arrived at by dividing our shareholder equity on September 30, 2005—namely, $76,348—by the number of our common shares outstanding on September 30, 2005: 12,600,000.

    The recipients of the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of China World Trade common stock will receive the shares without any direct payment for them. The information about the amount of the taxable dividend per share will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for China World Trade for its fiscal year 2003.  China World Trade’s fiscal year 2003 is the year ended December 31, 2003, the period for which the most recent financial data about China World Trade will be available.

ITEM 9.  LEGAL PROCEEDINGS

    We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

    Our Bylaws provide that we must have at least 1 director. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors.
Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name	Age	Position

Lawrence M. Nault	41	President and Director
Karol Kapinos	41	Director
Duane Bennett	46	Director

    Lawrence M. Nault has been President and Director since June 2004. Mr. Nault will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. He devotes approximately 10 hours per week to our company. For the past 5 years, Mr. Nault has been manager of the parts department at Cahillane Auto Body in Northampton, Massachusetts, where he has managed inventory procurement and distribution valued at over half a million dollars per year. Before that, he worked in the parts department at Saturn of Hadley, Massachusetts for one year, and before that worked for four years managing a number of Midas Muffler stores in the western Massachusetts area. He managed several family-owned real estate properties in western Massachusetts during the past 15 years, in addition to his work with Axiom III..

    Karol Kapinos has been a director since our inception in June 2003. Mr. Kapinos will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. He devotes approximately 5 hours per week to our company. Mr. Kapinos has, since 1990, been a self-employed entrepreneur as a wholesaler of domestic and foreign automobiles through his wholly-owned company, Midway Motors, Inc. During this time, Mr. Kapinos has become familiar with sales marketing strategies as well as overall economic trends in and around the western Massachusetts area. Mr. Kapinos has assisted in managing a block of real estate in western Massachusetts for over 10 years. Mr. Kapinos is also on the board of directors of one other publicly traded company: ABC Realty, Inc.

    Duane Bennett has been a Director since our inception in June 2003. Mr. Bennett will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. Mr. Bennett devotes approximately 5 hours per week to our company. Mr. Bennett’s business experience over the last ten years has consisted of the following:

    From 1997 to present, Mr. Bennett has been the President of ABC Realty, Inc., a publicly traded company and a licensed real estate brokerage, which provides real estate brokerage services within the Charlotte, North Carolina area. From 1995 to August 2004, Mr. Bennett was also the President of Xenicent, Inc., a publicly traded company which produces light emitting diode (LED) display systems for use primarily in sports and transportation applications. From 1999 to 2000, Mr. Bennett was the sole owner, president, and chief executive officer of Internet Funding Corp., which sought to develop the operations of and arrange capital financing for development stage Internet companies in the Charlotte, North Carolina area. From 1991 until 1995, Mr. Bennett was chief executive officer and president of Bennett International Businesses, a sole proprietorship he owned, based in Charlotte, NC. Bennett International Businesses explored investment opportunities in China, Mexico, South Africa and Chile. From 1995 to 1996, Mr. Bennett also operated Premier Builders and Developers, a company which developed land in the Charlotte, North Carolina area. From 1991 to 1996, Mr. Bennett was the sole owner and president of Goodex, Inc., a private company involved in buying, selling, and renovating homes in the Springfield, Massachusetts area.

    Other than those persons mentioned above, we have no employees.

Family Relationships.
None.

Legal Proceedings.

    No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following tables set forth the ownership, as of January 11, 2006, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security Ownership of Certain Beneficial Owners (1) (2).

Title of Class	Name and Address	# of Shares	Current % Owned

Common	Duane Bennett (3) 7507 Folger Road Charlotte, NC 28226	12,600,000	90%

Security Ownership of Officers and Directors (2).

Title of Class	Name and Address	# of Shares	Current % Owned

Common	Duane Bennett, Director	12,600,000	90%
Common	Lawrence M. Nault, President and Director 2341 Boston Road Wilbraham, MA 01095	100,000	**
Common	Karol Kapinos, Director 2341 Boston Road Wilbraham, MA 01095	50,000	**
Common	All Officers and Directors as a Group (2)	12,750,000	91%
**Less than 1%

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3) Mr. Bennett owns 100,000 of these shares in his own name. The remaining 12,500,000 shares are owned in the name of the Northeast Nominee Trust, of which he is the sole trustee.

Changes in Control.

Currently, there are no arrangements, which would result in a change in our control.

ITEM 12.  DESCRIPTION OF SECURITIES

    The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

    We are authorized to issue 50,000,000 shares of common stock, with a par value of $.001 per share. As of January 11, 2006, there were 14,020,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING RIGHTS.

    Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS RIGHTS AND PROVISIONS.

    Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

    There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control.

DEBT SECURITIES.

    We have not issued any debt securities.

DIVIDEND RIGHTS.

    The common stock has no rights to dividends, except as the Board may decide in its discretion, out of funds legally available for dividends. The Company has never paid any dividends on its common stock, and has no plans to pay any dividends in the foreseeable future.

ITEM 13.  INTEREST OF EXPERTS AND COUNSEL

    Our audited Financial Statements for the period from inception (June 2003) through December 31, 2003 and for the period ended December 31, 2004 have been included in this prospectus in reliance upon Traci J. Anderson, Independent Certified Public Accountant, as experts in accounting and auditing. However, we have not hired her or any other expert on a contingency basis. Ms. Anderson has not received any direct or indirect interest in Axiom III, Inc.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS

    In June 2003, we issued 1,000 shares of our common stock to Mr. Bennett for $1,000. Since then, Mr. Bennett contributed $54,761 towards our expenses in 2003.

    In June 2004, we increased our authorized common shares to 50,000,000, kept the par value to $.001 per share and forward split our common stock 10,000 for 1. As a result, Mr. Bennett’s 1,000 shares were split into 10,000,000 of our common shares.

    By agreement dated June 30, 2004, Mr. Bennett’s Northeast Nominee Trust exchanged 20 shares of Axiom First Corporation for an additional 2,500,000 shares of our common stock (which at the time represented roughly 20% of the 12,525,000 shares we then had outstanding, including the 2,500,000 issued to Northeast Nominee). The 20 shares represented 100% control of Axiom First, which owned 100% of a subsidiary, Axiom Second Corporation, which in turn owned the 3-story, 7-unit apartment house in Chicopee, Massachusetts which now comprises our major asset. This apartment house is estimated to be worth $325,000, as of March 3, 2005, which value we have estimated by evaluating other comparable real estate properties in the area. Mr. Bennett deeded this property to Axiom Second in June 2003. Also on this date, Mr. Bennett assigned his rights under a property management agreement to us, so that Lessard Property Management, Inc. now manages this property for us. Lessard Property Management originally entered into this agreement with Mr. Bennett in August, 2003. This assignment was made for no additional consideration. We have accounted for this transaction as a merger of entities under common control, and the assets and liabilities of Axiom First Corp. have been recorded in Axiom III at their historical bases prior to the merger.

    On or about August 8, 2004, we entered into a strategic alliance with China World Trade Corporation, the primary consideration of which was to seek out real estate opportunities in the People’s Republic of China for potential acquisition by Axiom. Pursuant to this agreement we issued 200,000 shares of our common stock to China World Trade Corp. as consideration. The shares were valued at the estimated value of the services received which was $20,000, or $.10 per share.

•	Assistance with the preparation of our Form SB-2 registration statement;
•	State Blue-Sky compliance;
•	Advice on selection of an independent stock transfer agent; and
•	EDGAR services.

    The shares issued were valued at the estimated value for the services received, which was $70,000, or $.10 per share.

    We are not a subsidiary of any corporation.

ITEM 16.  DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT.

    We originally incorporated in Massachusetts as Axiom First Corporation on May 22, 2003. Mr. Bennett’s Northeast Nominee Trust owned 100% of Axiom First. We also created a second corporation, Axiom Second Corporation, which was also incorporated in Massachusetts on May 22, 2003. Axiom First owned, and continues to own, 100% of its subsidiary, Axiom Second Corporation. The next month, on June 12, 2003 our director Duane Bennett deeded to Axiom Second Corporation the property located at 80 Cochran Street in Chicopee, Massachusetts. In June 2004, we incorporated Axiom III, Inc., a Nevada corporation. By agreement dated June 30, 2004, Northeast Nominee Trust entered into a share exchange with Axiom III, Inc., in which the trust exchanged its 100% ownership in Axiom First for 2,500,000 shares of Axiom III, Inc., and Axiom III, Inc. assumed 100% ownership of Axiom First and its subsidiary.

    Since our incorporation as Axiom First Corporation, we have engaged in the business of buying, selling, renovating, and renting real estate, primarily in the area around Chicopee, Massachusetts, which is in the western part of the state near Springfield. We have never been the subject of any bankruptcy or receivership. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets except the share exchange in June of 2004, by which 100% of our ownership was transferred from our Massachusetts corporation, Axiom First Corporation, to our Nevada corporation, Axiom III, Inc.

THE BUILDING AT 80 EAST COCHRAN STREET

    On June 12, 2003, the Company obtained from Duane Bennett its only asset to date, a 3-story apartment building in Chicopee, Massachusetts, which the board of directors had identified as an acceptable business opportunity. The Company paid $100 cash and assumed Mr. Bennett’s obligations under two mortgages totaling $183,863 (a commercial mortgage for $160,084 and a second mortgage for $23,779) in order to obtain the property. As of September 30, 2004, the mortgages had been paid down to an aggregate of $172,891. The building is a three-story apartment building located in Chicopee, Massachusetts, near Springfield in the western part of the state. It is divided into seven rentable spaces, six of which are currently rented.

    As of September 30, 2004, we had six lease agreements in place for the building. The leases are managed by Lessard Property Management, Inc. on our behalf, and the monthly amounts due under the leases, in the aggregate, total $3,450 per month. We have not reported the individual lease amounts, because they are in the names of private individuals.

    Lessard Property Management has a contract with us to manage these leases, and their fee for doing so is 8% of the collected rent, or $150 per project, whichever is greater. This property management agreement was assigned to us by our director, Duane Bennett, for no additional consideration, other than as part of the process by which he deeded the property to us.

OVERVIEW OF OUR MARKET AREA

    The city of Chicopee lies on the outskirts of the Springfield, Massachusetts urban area, located in the Pioneer Valley near the intersection of U.S. Interstates 90 (the Massachusetts Turnpike) and 91. Interstate 90 is the major east-west highway crossing Massachusetts. Interstate 91 is the major north-south highway that runs directly through the heart of New England. Chicopee is located approximately 90 miles west of Boston, Massachusetts, 70 miles southeast of Albany, New York and 30 miles north of Hartford, Connecticut. Chicopee is located in Hampden County, Massachusetts, whose estimated 1996 population was 441,280.

    The economy in our primary market area enjoys the presence of large employers such as the University of Massachusetts, Baystate Medical Center, MassMutual Life Insurance Company, Big Y Foods, Inc., Friendly Ice Cream Corporation, Old Colony Envelope, Hamilton Standard, Pratt and Whitney and Strathmore Paper Company. Other employment and economic activity is provided by financial institutions, eight other colleges and universities, seven other hospitals and a variety of wholesale and retail trade businesses.

    Respected national economists have given mixed opinions about the market for multi-family rentals, but have seen some indicators of improvement in 2005. As reported in the January 22, 2004 issue of the Mortage Bankers Association’s MBA Newslink, volume 2, issue 3, David Seiders, the Chief Economist for the National Association of Home Builders stated, “It’s a mixed bag . . . more people left rentals last year to become homeowners, which led to higher rental vacancy rates. But we’re seeing the condominium market pick up and occupy a larger share of the multifamily market.” Freddie Mac Chief Economist Frank Nothaft said that while single-family markets will show strength again in 2004, the multifamily markets will continue to show weakness. “Vacancy rates have gone from 3% to 7% over the past 3 years. Absorption rates for newly built rental units are only 59 percent; effective rent growth has been stagnant.” However, on the other hand, Mr. Nothaft noted, key indicators suggest that the multifamily market has stabilized. “I think the market should remain stable over the next few months, and then show some improvement in 2005.”

    Recent developments have brought improvements to the local economy. According to the NAI 2004 Global Market Report, The Basketball Hall of Fame opened in Springfield and has increased tourism in the area, resulting in reported increases in business by the adjacent Hilton hotel and two new restaurants. In late 2003, a new $71 million Springfield Civic Center got underway, and is expected to be completed in the summer of 2005. The area is also located close to one of the finest fiber-optic lines in the country.

    According to the Pioneer Valley Planning Commission, as reported by the Springfield Business Improvement District, Chicopee had 2,112 multi-family units in fiscal 1998, while Springfield itself had 77,071 multi-family units.

    These market factors form the setting in which we plan to execute our business model.

OUR PLAN TO ACQUIRE OTHER RENTAL PROPERTIES

    Our business plan is to buy more rental properties that we believe are undervalued, compared to their cash flows and estimated resale value. Our strategy is to identify rental properties with a favorable purchase price relative to their market value, as well as positive cash flow. We plan to buy properties primarily leased to residential tenants. We are prepared to make some improvements to our properties, so that we can increase occupancy, improve cash flows, and enhance potential resale value. We have entered into a contract with China World Trade to attempt to locate properties in China; however, given our current financial condition, we will most likely seek properties in the Springfield, Massachusetts area for the next 12 months. We are maintaining flexibility to keep either option open, though, should an appropriate opportunity arise in China, and after the next 12 months, we plan to increase our activities in China.

    Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate primarily in the Springfield, Massachusetts area. We also plan to explore opportunities to acquire properties through our contract with China World Trade. We plan to strengthen our position in these markets. We plan to expand our operations through our acquisition and improvement of real estate.

    We presently own one 3-story apartment building in Chicopee, Massachusetts. Our director, Duane Bennett, has previously owned and operated a real estate company in the Springfield, Massachusetts area, and has long-term contacts in the area. In addition, we have a contract with China World Trade to locate additional properties in China. We anticipate that we will begin to locate and negotiate for the purchase of additional properties during the second quarter of 2006. We hope to acquire additional real estate in the next 12 months, and to utilize the proceeds from the resale of those properties, along with their revenues, to pay our operating costs for the next twelve months; however, there are no assurances that this revenue will be sufficient to cover our operating costs. Accordingly, if our revenues are not sufficient, we will rely upon capital infusions from our director Duane Bennett; however, there are no assurances that Mr. Bennett will have sufficient funds to provide such capital infusions. He has made no assurance of the minimum or maximum he could provide.

PROPERTY LOCATION PROCEDURES

We plan to conduct a preliminary analysis that consists of:
•
Reviewing real estate sales information provided by local board of realtors associations and our review of the census tract increases. The information that we may obtain that would weigh in favor or our proceeding with a property acquisition would be:

o	High volume of real estate sales within the specific area
o	New schools and major commercial developments in the area
o	Improved state and city roads in the area

The information that we may obtain that would weigh against our proceeding with a property acquisition would be:
o	Hazardous waste in the area
o	High crime in the area
o	Overcrowding in the area

The data that we analyze to determine whether to purchase properties are:
•	Demographic data that suggests increased demand in a specific area. The data that would weigh in favor of our proceeding with a purchase would be:
o	Increase in industrial activity such as a major corporation moving into the area creating new jobs and increasing residential housing demand.
o	Increase in the population’s median income levels for a certain area.
o	Low crime rate in the area
•	Demographic data that would weigh against a purchase would be:
o	Migration of industrial companies outside the area.
o	Decrease in income levels
o	High crime rate in the area

In order to determine and evaluate the fastest growing areas, we will obtain reports from report surveys and reporting companies. These reports will provide detailed information that we will then study to determine where the good areas of growth are.

We will also rely on information provided by the U.S. Census Bureau to obtain information pertaining to population shifts and number of total people in a specific area. We plan also to compare the population figures from the 1990 census with those of the 2000 census.

DETAILED MARKET AND FINANCIAL ANALYSIS

We will perform detailed market and financial analysis regarding each property we decide to review for purchase so as to determine whether the specific location is appropriate for acquisition and development. That detailed information will include the following:

•	Number of properties on the market.
•	Number of properties sold in the past 12 months.
•	Sales prices asked per property.
•	Sales price sold per property.
•	Total square footage and acreage per property
•	Total number of units per property.
•	Total number of pending closings per property.

PURCHASE PROCEDURES

Once we have located a property that we may want to purchase, we will ascertain whether the owner is willing to sell the property. We then negotiate a purchase price and ask the following questions of the prospective seller and/or obtain answers from third parties:

•	When does the owner want to sell and close? Favorable conditions we look for regarding this factor are:
o	The seller is willing and able to sell within a six-month period.
o	Typically, the timing and motivation of sellers to enter into contract to sell may include several factors such as: estate planning, gifts to family, age, health and other personal factors.

•	How much will the owner sell the land for? Favorable conditions we will look for regarding this factor are:
o	The price is below market value. We determine market value through appraisals and comparable sales reports in the area.
o	With respect to price, we would also consider value trends, such as historical yearly increases in property values

•	Are there any defects on the title? Favorable conditions we will look for regarding this factor are:
o	No liens and/or encumbrances.
o	The buyer is able to deliver a clean title within the time we would like to close.

•	Does the landowner have title insurance on the property? Favorable conditions we will look for regarding this factor are:
o	The landowner has title insurance on the property.
o	The landowner is able to secure title insurance on the property.
o	We would be able to obtain title insurance on the purchased property.

We will obtain the following documents from the seller during our due diligence on the property:

•	General maps;
•	Environmental reports
•	Copies of existing zoning maps and regulations;
•	Conduct land inspection procedures;
•	Proposed zoning regulations;
•	Deeds;
•	Title insurance; and
•	Tax bills.

We then verify the accuracy of these documents and determine how the information contained in the documents impacts the property that we are considering to purchase.

OUR FINANCING PROCEDURES

We will attempt to obtain financing from local banks doing business within the area where we are attempting to purchase property. Our director, Mr. Bennett, has, in the past, personally guaranteed repayment of debt for property purchases along with necessary corporate guarantees, and we plan to use such guarantees in the future, if necessary; however, there are no assurances that Mr. Bennett, or we, will be in a financial position to do so. We do not have any written agreements now or in the past with Mr. Bennett, obligating him to guarantee repayment of future debt or any of our other obligations. Mr. Bennett is not otherwise under any legal obligation to provide us with capital. We hope to leverage the property with a financial institution or private lender so that funds are available for additional purchases, based on using the property as collateral.

The procedures for obtaining our financing are as follows:

1.	File loan application.
2.	Credit checks, property appraisal done.
3.	Loan documents drafted.
4.	Down payment made that is typically approximately 5 to 10% of the appraised value.
5.	Institution lends funds for the balance, less certain transaction fees that are typically between approximately 2 to 3%.
6.	A lien is then filed with the appropriate recorder’s office.

There are no assurances that our financing procedures will be adequate to secure the funds needed to sustain our operations.

DISTRIBUTION

We have no distribution agreements in place with anyone. We plan to sell the properties we acquire primarily through direct selling efforts involving established real estate brokers and property managers and corporations that may have a need for residential and/or commercial real estate. We plan to contract with real estate brokers, sub-contractors and other agents to assist in us on a project-by-project basis.

NEW PRODUCTS OR SERVICES

We currently have no new products or services announced to the public. We will make public announcement in the future upon entering into material contracts to acquire any new real estate projects.

COMPETITIVE BUSINESS CONDITIONS

The Company faces significant competition both in acquiring rental properties and in attracting renters. The Company's primary market area of residential multi-family unit rentals is highly competitive, and the Company faces direct competition from a significant number of multi-family unit landlords, many with a local, state-wide or regional presence and, in some cases, a national presence. Many of these landlords are significantly larger and have greater financial resources than the Company. The Company's competition for renters comes from newer built apartment complexes as well as older apartment buildings.

In addition, the Company faces significant competition from home builders and land developers, because many renters have moved out of the rental market into single-family homes due to recent mortgage interest rates, which have reached 40-year lows in some cases. Nationally, there are over one hundred major land developers. Approximately 10% of these developers capture approximately 50% of the market for such developments. These developers have greater financial resources than we do and are better poised for market retention and expansion than we are. Specifically, our competition with national homebuilders is as follows:

•	Pulte Homes;
•	Ryan Homes;
•	Ryland Homes;
•	John Weiland Homes;
•	Cresent Resources; and
•	Harris Group

    These national homebuilders purchase land or lots of vacant land parcels to build single-family homes, often in connection with nearby shopping centers and commercial buildings. The national homebuilders have substantial resources to enable them to build single-family homes for resale.

    These builders engage in single-family home development and have greater financial resources than we do. In addition, these companies have greater operational resources because they are able to perform a variety of development tasks themselves. These companies purchase vacant land tracts and perform all the work necessary to construct the homes, such as land clearing and road development and then build the homes themselves. In contrast, we do not have the financial or operational resources to perform these tasks. These national and local builders are better equipped to acquire tracts of land equipped with these capabilities due to their operational and financial superiority over us.

    We have no competitive advantages over any of the individuals and/or companies against whom we compete. We have significantly less capital, assets, revenues, employees and other resources than our local and/or national competition. There are no barriers to entry into this market.

INTELLECTUAL PROPERTY

    At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

GOVERNMENT REGULATION ISSUES

    We are subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry, including those governing fair housing and federally backed mortgage programs. Our operations will also be subject to regulations normally incident to business operations, such as occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations. Although we will use our best efforts to comply with applicable regulations, we can provide no assurance of our ability to do so, nor can we fully predict the effect of these regulations on our proposed activities.

RESEARCH AND DEVELOPMENT

    We have spent no funds on research and development.

EMPLOYEES

    Presently, we have no employees. We have no employment agreements with any of our management. We do not anticipate hiring any additional employees in the next 12 months.

REPORTS TO SECURITY HOLDERS

    After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, Room 1580, 100 F Street N.E., Washington, D.C. 20549.

    Copies of such material may be obtained by mail from the Public Reference Section of the Commission at Room 1580, 100 F Street N.E., Washington, D.C. 205, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.  MANAGEMENT’S DISCUSSION AND ANALYSIS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR COMPANY

We were incorporated in Massachusetts on May 22, 2003 to engage in the business of buying, selling, renting, and improving all aspects of real estate. Our services have been performed primarily in the Springfield, Massachusetts area. The real estate rental contracts we offer our customers vary in time from three to twelve months.

Our discussion and analysis will address two time periods: first, the audited period from inception on May 22, 2003 through December 31, 2003 compared to the audited year ended December 31, 2004; second, the unaudited period for the six months ended June 30, 2005 compared to the six-month period ended June 30, 2004.

RESULTS OF OPERATIONS (from inception, May 22, 2003, through December 31, 2003 and for the year ended December 31, 2004).

Sales (from inception, May 22, 2003, through December 31, 2003 and for the year ended December 31, 2004).

Sales for the year ended December 31, 2004 and for the period from inception (May 22, 2003) through December 31, 2003 were $39,879 and $22,064, respectively. Sales consisted of rentals on units of our residential rental property. Rental income on a monthly basis is comparable between periods, although any comparison must take into account the fact that we commenced operations in June of 2003, and had only a partial year of revenue.

All sales transactions were with unrelated parties.

Cost of Sales (from inception, May 22, 2003, through December 31, 2003 and for the year ended December 31, 2004).

None.

Expenses (from inception, May 22, 2003, through December 31, 2003 and for the year ended December 31, 2004).

Total expenses for the year ended December 31, 2004 and for the period from inception (May 22, 2003) through December 31, 2003 were $416,334 and $36,820, respectively.

The increase in expenses for the year ended December 31, 2004 is mainly attributable to issuances of our common stock during 2004 in exchange for services rendered. Specifically, we issued 1,520,000 common shares during 2004 for consulting, officers’ fees, and director’s fees, amounting to $380,000 in total expense. The shares were valued at $.25 per share to all parties. Expenses paid with cash were primarily connected with owning and operating our apartment building, including expenses for repair & maintenance as well as interest payments.

We expect increases in expenses through the year 2005 as we move toward developing our business plan and registering our common stock. In addition, we expect cash outlays for professional fees to increase to around $40,000 per year for compliance with the reporting requirements of the Securities and Exchange Commission once our registration statement is deemed effective.

We do not have any lease agreement for our principal office and do not currently have any employment agreements.

Income Taxes (from inception, May 22, 2003, through December 31, 2003 and for the year ended December 31, 2004).

We did not have any federal or state income tax expense for the period from inception (May 22, 2003) through December 31, 2003 nor for the year ending December 31, 2004.

If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income/ Losses (from inception, May 22, 2003, through December 31, 2003 and for the year ended December 31, 2004).

Net loss for the year ended December 31, 2004 and for the period from inception (May 22, 2003) through December 31, 2003 were $376,346 and $14,756, respectively We attribute the increase in net losses primarily to expenses exceeding rental income and that the expenses are mainly attributable to the issuance of 1,520,000 shares at $.25 per share in 2004 for consulting, officers’, and directors’ services received. We expect to continue to incur losses at least through the year 2005. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources (from inception, May 22, 2003, through December 31, 2003 and for the year ended December 31, 2004).

Cash flows provided by (used in) operating activities were $13,401 and $(48,993) for the year ending December 31, 2004 and for the period from inception (May 22, 2003) through December 31, 2003, respectively. Cash flows from operations were primarily attributable to a net loss from operations, offset by business expenses paid by our director, plus a non-cash adjustment for common share issuances for services rendered. This non-cash adjustment increased our net loss.

Cash flows provided by (used in) financing activities were $13,310 and $50,024 for the year ending December 31, 2004 and for the period from inception (May 22, 2003) through December 31, 2003, respectively. Cash flows for these periods include principal payments made toward the two mortgages on our income-producing rental property.

Cash flows used in investing activities for the period from inception (May 22, 2003) through December 31, 2003 was $100. This relates to the purchase of our rental property in 2003.

Mortgages incurred from our director, Mr. Bennett, for the purchase of the rental property consisted of the following, as of December 31, 2004:

-Commercial mortgage to an unrelated party, dated June 4, 2003, bearing 7% interest through June 4, 2010, then bearing interest of 3% above the Treasury Index, and maturing on June 4, 2013. The monthly payment (including principal, interest, and escrow) is $2,172, and the total amount of the commercial mortgage as of December 31, 2004 was $147,782.

-Secured mortgage to an unrelated party, dated June 4, 2003, with a monthly payment of principal and interest, in the amount of $192.95 per month, beginning July 4, 2003 and continuing monthly until June 4, 2008, the maturity date, at which time the balloon amount is due. The amount of the secured mortgage as of December 31, 2004 was $22,771.

Overall, we have funded our cash needs from inception through December 31, 2004 with a series of equity and debt transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. Adverse effects could include an inability to afford sufficient advertising for the homes that we sell, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, lack of financing would most likely delay the implementation of our business plan. Our alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with another company that has working capital available, albeit on less favorable terms than if we had obtained financing, for the development of our business plan.

We had cash on hand of only $1,022 and a working capital deficit of $10,164 as of December 31, 2004. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. We will rely on the revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the rest of 2005 will significantly affect our cash position and make it necessary to raise additional funds through equity or debt financing. Our current level of operations would require capital of approximately $10,000 to sustain operations through year 2005 and approximately $35,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $30,000 in connection with this offering have already been paid.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects of lesser value or that may be less profitable

- Seek smaller projects, which are less capital intensive, in lieu of larger projects;

Or

- Seek projects that are outside our geographical area to generate some revenue for us.

Demand for our rental services will be dependent on, among other things, market acceptance of our services, the real estate market in general and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of rents from residential properties, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will depend upon implementing our plan of operations and the risks associated with our business plans. We operate a small real estate rental business in the Springfield, Massachusetts area. We plan to strengthen our position in this market. We also plan to expand our operations in the Springfield area, as well as identify possible investment properties in China through our strategic alliance with China World Trade.

RESULTS OF OPERATIONS (for the nine months ended September 30, 2005 and 2004).

Sales (for the nine months ended September 30, 2005 and 2004).

Sales for the nine months ended September 30, 2005 and 2004 were $26,070 and $25,965, respectively. Sales consisted of rentals on residential rental properties. The stub period for 2005 contained a fuller rent roll compared to the comparable period in 2004.

All sales transactions were with unrelated parties.

Cost of Sales (for the nine months ended September 30, 2005 and 2004).

None.

Expenses (for the nine months ended September 30, 2005 and 2004).

Total expenses for the nine months ended September 30, 2005 and 2004 were $29,291 and $26,857, respectively.

Expenses consisted of mainly operating expenses on the income producing property including deprecation, real estate taxes, repairs, interest and management fees.

We expect increases in expenses through the year 2005 as we move toward developing our business plan and registering our common stock. In addition, we expect cash outlays for professional fees to increase to around $40,000 per year for compliance with the reporting requirements of the Securities and Exchange Commission once our registration is deemed effective.

We do not have any lease agreements for our principal office and do not currently have any employment agreements.

Income Taxes (for the nine months ended September 30, 2005 and 2004).

We did not have any federal or state income tax expense for nine months ended September 30, 2005 and 2004.

If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income/ Losses (for the nine months ended September 30, 2005 and 2004).

Net (loss) for the nine months ended September 30, 2005 and 2004 was $(3,118) and $(892), respectively. We attribute the decrease in net loss primarily to rental income exceeding expenses.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources (for the nine months ended September 30, 2005 and 2004).

Cash flows provided by operations were $7,869 and $5,675, respectively, for the nine months ended September 30, 2005 and 2004. Cash flow was primarily attributable to net income offset by non-cash charges for depreciation.

Cash flows used in financing activities were $8,589 and $6,524, respectively, for the nine months ended September 30, 2005 and 2004. Cash flows for this period include repayments on mortgages payable on our income producing rental property.

Overall, we have funded our cash needs from inception through September 30, 2005 with a series of equity and debt transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the homes that we sell, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with another company that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

We had cash on hand of only $302 and a working capital of $1,704 as of September 30, 2005. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. We will rely on the existence of revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and make it necessary to raise additional funds through equity or debt financing. Our current level of operations would require capital of approximately $10,000 to sustain operations through year 2005 and approximately $35,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $30,000 in connection with this offering have already been paid.

On a long-term basis, liquidity depends on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects of lesser value or that may be less profitable
- Seek smaller projects, which are less capital intensive, in lieu of larger projects; or
- Seek projects that are outside our geographical area to generate some revenue for us.

Demand for our rental services will be dependent on, among other things, market acceptance of our services, the real estate market in general and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of rents from residential properties, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will depend upon implementing our plan of operations and the risks associated with our business plans. We operate a small real estate rental business in the Springfield, Massachusetts area. We plan to strengthen our position in this market. We also plan to expand our operations in the Springfield area, as well as identify possible investment properties in China through our strategic alliance with China World Trade.

ITEM 18.  DESCRIPTION OF PROPERTY

    We do not own any property for the use of administration nor do we have any contracts or options to acquire any property in the future for such use. Presently, we are operating out of offices located at 2341 Boston Road in Wilbraham, Massachusetts. We occupy approximately 200 square feet. This space is adequate for our present and our planned future operations. We pay no rent for use of this space. In addition we have no written agreement or formal arrangement pertaining to the use of this space. We have no current plans to occupy other or additional office space.

Location and Description

    We currently own a 3-story apartment building in Chicopee, Massachusetts, located at 80 Cochran Street. The building is divided into seven rentable units, all of which are currently occupied. Aggregate gross rental income from these seven tenants is $4,150 per month.

Investment Policies

    The Company's policy is to actively pursue the acquisition of real estate for investment income and appreciation in property value. The Company intends to place an emphasis on acquiring residential rental property which management feels is undervalued. The Company's policy will be to focus primarily on favorable terms of financing and potential return on capital. The Company intends to look for residential rental properties that can be purchased for less than market value.

    The Company has no present intention to invest in first or second mortgages, securities of companies primarily engaged in real estate activities, or interests in real estate investment trusts or real estate limited partnerships. However, the Company?s board of directors is not precluded in the future from participating in such investments.

    The Company currently has no limitations on the percentage of assets which may be invested in any one investment, or the type of securities or investments it may buy. However, the board of directors in its discretion may set policies without a vote of the Company?s securities holders regarding the percentage of assets which may be invested in any one investment, or type of investment. The Company?s current policy is to evaluate each investment based on its potential capital return to the Company on a relatively short term basis. Furthermore, the Company does not plan to enter into the business of originating, servicing or warehousing mortgages or deeds of trust, except as may be incidental to its primary purpose of acquiring and renting real estate.

Description of Real Estate and Operating Data

    The Company’s primary asset is the three-story apartment building located at 80 Cochran Street in Chicopee, Massachusetts. We paid $100 cash and assumed Duane Bennett’s obligations under two mortgages totaling $183,863 (a commercial mortgage for $160,084 and a second mortgage for $23,779) in order to obtain the property. As of September 30, 2004, the mortgages had been paid down to an aggregate of $172,891. No prepayment provisions exist in either mortgage. The commercial mortgage matures on June 4, 2013, and should be paid in full with no balance owing on that date, and the second mortgage matures on June 4, 2008, with a balloon payment of $17,500 due at that time.

    The building is divided into seven rentable spaces, all of which are currently rented. There is no plan to make major renovations or improvements to the property.

    As of January 11, 2006, we had seven lease agreements in place for the building, representing a 100% occupancy rate. The leases are managed by Lessard Property Management, Inc. on our behalf. The average effective annual rental per unit is $6,557 per unit, per year. The 7 leases on the property cover a combined total area of 6,000 square feet, representing a combined annual rental of $45,900, which represents 100% of the property’s gross annual rentals. None of the individual leases are with related parties, but all are unrelated third parties.

    Four of the leases are month-to-month, having become so after the original 1-year leases were fulfilled and the tenants remained in the units. The three remaining leases are annual leases, which expire in August of 2006. We believe there is a good chance these tenants will continue to lease the units on a month-to-month basis after the end of the lease periods, as the other 4 have done.

    Lessard Property Management has a contract with us to manage these leases, and their fee for doing so is 8% of the collected rent, or $150 per project (which, in this case, we have construed to mean the apartment building as a whole), whichever is greater.

    Of the existing seven tenants, all occupy more than 10% of the available space in the building. The nature of the business of each of these tenants and the principal provisions of their leases are outlined as follows: all are residential leases for individuals or families, for monthly rent, according to the usual terms for residential lease agreements.

    The building is located in the city of Chicopee, which lies on the outskirts of the Springfield, Massachusetts urban area, located in the Pioneer Valley near the intersection of U.S. Interstates 90 (the Massachusetts Turnpike) and 91. Interstate 90 is the major east-west highway crossing Massachusetts. Interstate 91 is the major north-south highway that runs directly through the heart of New England. Chicopee is located approximately 90 miles west of Boston, Massachusetts, 70 miles southeast of Albany, New York and 30 miles north of Hartford, Connecticut. Chicopee is located in Hampden County, Massachusetts, whose estimated 1996 population was 441,280.

    The Company is claiming a federal tax basis of $228,400 in the property, and is depreciating the property over a 27.5 year period, using the straight-line method of depreciation for book purposes and the MACRS method for IRS purposes, representing an annualized rate of 3.636%.

    The Company is of the opinion that the building is adequately covered by insurance.

ITEM 19.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On June 12, 2003, our director Duane Bennett transferred ownership in the three-story apartment building located at 80 Cochran Street from himself, personally, to Axiom First Corporation, in exchange for $100 cash and for Axiom First’s assumption of his obligations under two mortgages totaling, in the aggregate, approximately $183,863 as of December 31, 2003.

    On June 30, 2004, we entered into a Share Exchange Agreement with Northeast Nominee Trust, of which our director Duane Bennett is the beneficiary, by which we issued 2,500,000 shares of our common stock to the Trust in exchange for 100% ownership of Axiom First Corporation, which in turn owned 100% of Axiom Second corporation, which in turn owns title to the three-story apartment building located at 80 Cochran Street.

    On August 8, 2004 we entered into a strategic reliance Agreement with China World Trade International Group, Inc. under the terms of which we issued 200,000 shares of our common voting stock to China World Trade. Those shares are being registered for resale under this registration statement. The agreement with China World Trade has been set forth in detail in this Prospectus under the heading “Plan of Distribution - China World Trade Dividend” We arbitrarily valued these shares at $0.10 per share. The estimated value for the shares was $20,000.

    On August 27, 2004 we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in registering our stock with the SEC and having our common stock publicly traded.  In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $25,000 for:

•	Assistance with the preparation of our Form SB-2 registration statement;
•	State Blue-Sky compliance;
•	Selection of an independent stock transfer agent; and
•	EDGAR services

            The shares issued were valued at the estimated value for the services received which was $70,000, or $.10 per share.

ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

    Our common stock is not traded on any exchange. We plan to eventually seek quotation on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a quotation. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

    A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements to Register.

    Not applicable.

Holders.

    As of June 7, 2005 there were 12 holders of record of our common stock.

Shares Eligible For Future Sale.

    Upon effectiveness of this registration statement, the 720,000 and 200,000 shares, respectively, of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

    In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated with our affiliates, who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

    Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

    The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

    We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

    The 720,000 and 200,000 shares, respectively, of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our “affiliates”, which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend Policy.

    All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained to develop our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

    Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

    Our common shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which generally refers to equity securities with a price of less than $5.00. Our shares will therefore be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

    Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $250,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account’s value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

    These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

ITEM 21. EXECUTIVE COMPENSATION

Summary Compensation Table
		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	Other ($)
Lawrence Nault, President	2004	0	0	0	100,000	0	0	0
Lawrence Nault, President	2003	0	0	0	0	0	0	0
Lawrence Nault, President	2002	0	0	0	0	0	0	0

We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements to compensate our directors for their services to us.

ITEM 22. FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
Axiom III, Inc. and Subsidiaries

I have audited the accompanying balance sheet of Axiom III, Inc. and Subsidiaries as of December 31, 2004 and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2004 and for the period from inception (May 22, 2003) through December 31, 2003. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Axiom III, Inc. and Subsidiaries as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period from inception (May 22, 2003) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA
Huntersville, NC
March 3, 2005

Axiom III, Inc.
and Subsidiaries
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash	$1,022
Accounts Receivable	3,124
TOTAL CURRENT ASSETS	4,146

PROPERTY AND EQUIPMENT
Property and Equipment	228,400
Accumulated Depreciation	(11,354)
NET FIXED ASSETS	217,046

TOTAL ASSETS	$221,192

LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
Accounts Payable and other current liabilities	$781
Current Portion of mortgages payable	$13,529
TOTAL CURRENT LIABILITIES	14,310

LONG-TERM LIABILITIES
Mortgage Payable	157,024
TOTAL LIABILITIES	171,334

Owner's Equity
Common stock ($.001 par value, 50,000,000 shares authorized:
12,600,000 issued and outstanding at December 31, 2004)	12,600
Common stock to be distributed	1,420
Paid In Capital	435,940
Retained Earnings	(391,102)
Receivable from the sale of stock to officer	(9,000)
TOTAL STOCKHOLDERS' EQUITY	49,858
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$221,192

Axiom III, Inc.
and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004 AND FOR THE PERIOD
FROM INCEPTION (MAY 22, 2003) THROUGH DECEMBER 31, 2003

	2004	2003
REVENUES:
Rental Income	$39,879	$22,047
Other Income	109	17
TOTAL REVENUE	$39,988	$22,064

EXPENSES:
General and administrative	416,334	36,820
TOTAL EXPENSES	416,334	36,820
OPERATING INCOME (LOSS)	(376,346)	(14,756)

NET INCOME (LOSS)	$(376,346)	$(14,756)

Net (loss) per share-
basic and fully diluted	(.03)	*
Weighted average shares outstanding	11,300,000	10,000,000

* Less than ($.01)

Axiom III, Inc
and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004 AND FOR THE PERIOD
FROM INCEPTION (MAY 22, 2003) THROUGH DECEMBER 31, 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(376,346)	$(14,756)
Adjustments to reconcile net income (loss) to net cash
(used in) operating activities
Depreciation	7,569	3,785
Common stock subscribed for services	382,600	-
Expenses paid and services performed by officer and other majority shareholder	2,599	-
Increase (decrease) in accounts payable	(2,589)	3,370
(Increase) decrease in accounts receivable	(432)	(41,392)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	13,401	(48,993)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of income producing property	-	(100)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	(100)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of mortgages payable	(13,310)	(5,736)
Issuance of common stock	-	1,000
Contribution of capital by officer		54,760
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(13,310)	50,024

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	91	931

CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	931	-

END OF THE PERIOD	$1,022	$931

SUPPLEMENTARY CASH FLOW INFORMATION FOR NON-CASH
FINANCING AND INVESTING ACTIVITIES:
Acquisition of rental property, related assumption of mortgage payable and
capital contribution from majority shareholder and director	$-	$228,400

Receivable from sale of stock to officer	$-	$9,000

Axiom III, Inc
and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004 AND FOR THE PERIOD
FROM INCEPTION (MAY 22, 2003) THROUGH DECEMBER 31, 2003

			Common	Common	Additional	Receivable from
	Common	Common	Shares--to be	Stock--to be	Paid-in	Sale of Stock	Retained
	Shares	Stock	distributed	distributed	Capital	to Officer	Deficit

Balances, (inception) May 22, 2003	-	$-	-	$-	$-	$-	$-
Issuance of Common Stock	10,000,000	10,000	-	-	-	(9,000)	-
Contribution of capital by officer	-	-	-	-	54,760	-	-
Net Income (Loss) for the year	-	-	-	-	-	-	(14,756)
Balances, December 31, 2003	10,000,000	$10,000	-	$-	$54,760	$(9,000)	$(14,756)
Issuance of Common Stock	2,600,000	2,600	-	-		-	-
Issuance of common shares for services	-	-	1,420,000	1,420	381,180	-	-
Net Income (loss) for the year	-	-	-	-	-	-	(376,346)
Balances, December 31, 2004	12,600,000	$12,600	1,420,000	$1,420	$435,940	$(9,000)	$(391,102)

AXIOM III, INC.
AND SUBSIDIARIES
Notes to Audited Financial Statements
For the Year Ended December 31, 2004
and for the Period from Inception (May 22, 2003) through December 31, 2003

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background— Axiom III, Inc. (“The Company”) was organized under the laws of the State of Nevada in June 2004 as a C-Corporation. The Company owns 100% of the stock in its subsidiary Axiom First Corp., organized under the laws of the State of Massachusetts in May 2003. Axiom First Corp., in turn, owns 100% of the stock in its subsidiary, Axiom Second Corp., also organized under the laws of the State of Massachusetts in May 2003. The purpose of Axiom Second Corp. is to buy, sell, rent, and improve any and all aspects of real estate; to acquire, dispose, encumber, or by any other nature and description, real property whether improved or unimproved; to develop and operate any and all of such real property, either commercial or residential; and to enter into any and all contracts necessary for said business.

"The issuance of 2,500,000 common shares by Axiom III, Inc. to the Northeast Nominee Trust during June 2004 in exchange for 100% ownership in Axiom First Corporation is a transaction accounted for herein as a merger of entities under common control. Mr. Bennett, the Company's majority shareholder through the Northeast Nominee Trust, controlled both Axiom First Corporation and Axiom III, Inc. prior to the above mentioned share exchange transaction on June 30, 2004. The Company has properly accounted for this transaction as a merger of entities under common control. Furthermore, the assets and liabilities of Axiom First Corporation have been recorded in Axiom III, Inc. at their historical bases prior to the merger.

Basis of Presentation—The financial statements included herein include the accounts of Axiom III, Inc. prepared under the accrual basis of accounting.

Cash and Cash Equivalents—For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition—The Company’s revenue is derived from rental income from seven leases, four of which are "month to month" basis and three of which expire in August 2006.

In accordance with SFAS 13, paragraph 23, the cost of property held for leasing by major classes of property according to nature or function, and the amount of accumulated depreciation in total, is presented in the accompanying December 31, 2004 balance sheet. In addition, the minimum annual future revenues from such property in the upcoming years is as follows: 2005 -- $24,600, 2006 -- $16,400. There are no contingent rentals included in income in the accompanying statements of operations. For other than month-to-month leases, revenue is recognized on a straight-line basis and amortized into income on a monthly basis, over the lease term.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the periods covered in the financial statements.

AXIOM III, INC.
AND SUBSIDIARIES
Notes to Audited Financial Statements
For the Year Ended December 31, 2004
and for the Period from Inception (May 22, 2003) through December 31, 2003

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’)

Advertising Costs—Advertising costs are expensed as incurred. The Advertising expense totaled $0 and $0 for the years ended December 31, 2004 and 2003, respectively.

Loss per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the period presented. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Income Taxes—Income taxes are provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, and some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Stock Based Transactions—The Company acquires nonmonetary assets including goods for its common stock. The goods are recorded at the fair value of the nonmonetary asset exchanged or at an independent quoted market price for items exchanged.

The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Shares issued for services rendered by a third party are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable. The Company accounts for options and warrants under the same authoritative guidance using the Black-Scholes Option Pricing Model.

Accounts Receivable—Accounts deemed uncollectible are written off in the year they become uncollectible. As of December 31, 2004, the Company’s Accounts Receivable balance was $2,810.

AXIOM III, INC.
AND SUBSIDIARIES
Notes to Audited Financial Statements
For the Year Ended December 31, 2004
and for the Period from Inception (May 22, 2003) through December 31, 2003

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’)

Impairment of Long-Lived Assets—In accordance with SFAS No. 144, the Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, including those noted above, the Company compares the assets’ carrying amounts against the estimated undiscounted cash flows to be generated by those assets over their estimated useful lives. If the carrying amounts are greater than the undiscounted cash flows, the fair values of those assets are estimated by discounting the projected cash flows. Any excess of the carrying amounts over the fair values are recorded as impairments in that fiscal period.

Property and equipment—Rental property is stated at cost. Depreciation is provided by the straight-line method over the estimated economic life of the rental property’s remaining 27.5 years. As of December 31, 2004, the Company’s rental property balance was $219,374 (net).

Recent Accounting Pronouncements—In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board (“APB”) 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” to include a component of the entity (rather than a segment of the business). SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections. As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity’s recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.

AXIOM III, INC.
AND SUBSIDIARIES
Notes to Audited Financial Statements
For the Year Ended December 31, 2004
and for the Period from Inception (May 22, 2003) through December 31, 2003

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’)

Recent Accounting Pronouncements (cont’)

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)”. SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have an impact on the Company’s financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others”, which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure”—an amendment to SFAS No. 123 (SFAS No. 148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.

In January 2003, Financial Accounting Standards Board issued FIN No. 46, “Consolidation of Variable Interest Entities”. FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity’s activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity’s activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

AXIOM III, INC.
AND SUBSIDIARIES
Notes to Audited Financial Statements
For the Year Ended December 31, 2004
and for the Period from Inception (May 22, 2003) through December 31, 2003

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’)

Recent Accounting Pronouncements (cont’)

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), “Revenue Arrangements with Multiple Deliveries”, which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company’s financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company’s financial statements.

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended December 31, 2004 and 2003 is summarized as follows:

Cash paid during the period for interest and income taxes:

	2004		2003
Income Taxes	$	---	$	---
Interest		$11,706		$6,260

NON-CASH FINANCING ACTIVITIES
	2004	2003
Common stock issued for services rendered	$382,600	$	---

AXIOM III, INC.
AND SUBSIDIARIES
Notes to Audited Financial Statements
For the Year Ended December 31, 2004
and for the Period from Inception (May 22, 2003) through December 31, 2003

NOTE C—INCOME TAXES

Due to the operating loss and the inability to recognize an income tax benefit there from, there is no provision for current or deferred federal or state income taxes for the years ended December 31, 2004 and 2003.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s total deferred tax asset, calculated using federal and state effective tax rates, as of December 31, 2004 is as follows:

Total deferred tax assets (approximate)		$335,000
Valuation allowance (approximate)		(335,000)

Net deferred tax asset	$	----

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended December 31, 2004 and 2003 is as follows:

	2004	2003

Income tax computed at the federal statutory rate	34%	34%
Valuation allowance	(34%)	(34%)
Total deferred tax asset	0%	0%

Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased (decreased) by approximately $974,091 and $14,756 for the years ended December 31, 2004 and 2003.

As of December 31, 2004, the Company has approximately $988,847 of net operating losses available that expire in various years through 2024.

NOTE D—GOING CONCERN

As shown in the accompanying audited financial statements, the Company has suffered recurring losses from operations to date. It experienced losses of $376,346 and $14,756 during 2004 and 2003, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow. Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE E—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2004.

NOTE F—EQUITY

On June 3, 2004, the Company increased its number of currently authorized of 20,000 shares of common stock to 50,000,000 shares of common stock. During the years ended December 31, 2004 and 2003, 2,600,000 and 10,000,000 common shares of the Company’s $.001 par stock were issued to its officer for cash or services rendered and valued at fair market value of the shares at the time of issuance. 1,420,000 shares are to be distributed to consultants as compensation for services rendered to the Company and valued at the fair market value of the shares at the time of issuance. The original 10,000,000 of the Company’s $.001 par stock was issued to its officer for $1,000 in 2003. The excess of the par value times the number of common shares issued over the $1,000 in cash collected represents a receivable from the shareholder at December 31, 2004.

NOTE G—MORTGAGE PAYABLE

Mortgages incurred for the purchase of the rental property consist of the following:

Commercial Mortgage to an unrelated party. Dated June 4, 2003.
Bearing 7% interest through June 4, 2010, then bearing interest
of 3% above the Treasury Index. Maturing June 4, 2013.                                   $ 147,782

Secured Mortgage to an unrelated party. Dated June 4, 2003.
Monthly payment of principal and interest, in the amount of $192.95
Beginning July 4, 2003 and continuing until June 4, 2008, the
maturity date, at which time a balloon payment is due.                                          $ 22,771

NOTE H—SUBSEQUENT EVENTS

Subsequent to year-end, the Company planned to file an SB-2 Registration Statement with the Securities and Exchange Commission to become a publicly traded company with the intent of trading on the Over the Counter Bulletin Board.

Axiom III, Inc.
(FKA Axiom First Corp.)
CONSOLIDATED BALANCE SHEET--UNAUDITED
AS OF SEPTEMBER 30, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$302
Accounts Receivable	4,882
TOTAL CURRENT ASSETS	5,184

PROPERTY AND EQUIPMENT
Property and Equipment	228,400
Accumulated Depreciation	(18,004)
NET FIXED ASSETS	210,396

TOTAL ASSETS	$215,580

LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
Accounts Payable and other current liabilities	$2,200
TOTAL CURRENT LIABILITIES	2,200

LONG-TERM LIABILITIES
Mortgage Payable	137,032
TOTAL LIABILITIES	139,232

Owner's Equity
Common stock ($.001 par value, 50,000,000 shares authorized:
12,600,000 issued and outstanding at September 30, 2005)	12,600
Common stock to be distributed	1,420
Paid In Capital	465,548
Retained Earnings	(394,220)
Receivable from the sale of stock to officer	(9,000)
TOTAL STOCKHOLDERS' EQUITY	76,348
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$215,580

Axiom III, Inc.
(FKA Axiom First Corp.)
CONSOLIDATED STATEMENTS OF OPERATIONS--UNAUDITED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
	2005	2004
REVENUES:
Rental Income	$26,070	$25,965
Other Income	103	-
TOTAL REVENUE	$26,173	$25,965

EXPENSES:
General and administrative	29,291	178,857
TOTAL EXPENSES	29,291	178,857
OPERATING (LOSS)	(3,118)	(152,892)

NET (LOSS)	$(3,118)	$(152,892)

Axiom III, Inc.
(FKA Axiom First Corp) and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS--UNAUDITED
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(3,118)	$(152,892)
Adjustments to reconcile net (loss) to net cash
provided by operating activities
Majority shareholder contributions	4,000	-
Depreciation	6,648	5,894
Stock issued for services	0	152,000
Increase (decrease) in accounts payable	1,758	2,058
(Increase) decrease in accounts receivable	(1,419)	(1,385)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,869	5,675

CASH FLOWS FROM FINANCING ACTIVITIES:
Note payable paid off	(22,771)	-
Principal repayments of mortgage payable	(10,750)	(6,524)
Contributions by shareholder to payoff note payable	24,932	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(8,589)	(6,524)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(720)	(849)
CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	1,022	931

END OF THE PERIOD	302	82

Note A  GOING CONCERN

As shown in the accompanying unaudited financial statements as of September 30, 2005, the Company has suffered recurring losses from operations to date. It experienced accumulated net losses since inception to date of $394,220. This factor raises substantial doubt about the Company's ability to continue as a going concern.

Management's plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow. Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We affirmatively state that the interim financial statements include all adjustments which, in the opinion of management, are necessary in order to make the financial statements not misleading. These interim financial statements have been so adjusted in accordance with instruction 2 to the instructions to Item 310(b) of Regulation S-B.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    The accounting firm of Traci J. Anderson, Certified Public Accountants audited our financial statements for the years ended December 31, 2003 and 2004. We have never had any changes in or disagreements with our accountants.

DEALER PROSPECTUS DELIVERY OBLIGATION

    Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative. Nevada Revised Statute 78.7502 allows indemnification so long as the officers and directors acted in good faith. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability. Such indemnification has the effect of reducing the liability of officers and directors.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling Security Holders will pay no offering expenses.

ITEM      EXPENSE
SEC Registration Fee                                                      $        50
Consulting Fees and Expenses**                                     $ 25,000
Transfer Agent Fees                                                        $   1,500
Blue Sky Fees                                                                 $   5,000
Miscellaneous*                                                                $   1,450
=============================================
Total*                                                                             $ 33,000
* Estimated Figure
** Paid to Greentree Financial for consulting services including EDGARization and assistance with preparation of Form SB-2. In addition, we paid Greentree 700,000 common shares valued at $70,000 for the above mentioned services.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    On June 20, 2004, we issued 1,000 shares to the Northeast Nominee Trust, of which our founder and director Duane Bennett is the beneficiary, in exchange for $1,000 in cash. On July 3, 2004, we forward split our common stock 10,000 for 1. As a result, Mr. Bennett’s 1,000 shares were exchanged for 10,000,000 of our common shares. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that Mr. Bennett was an accredited investor as defined in Rule 501(a)(4) promulgated under the Securities Act, by virtue of his being a director of the Company.

    On June 30, 2004, we issued 2,500,000 shares to the Northeast Nominee Trust, of which our founder and director Duane Bennett is a beneficiary, pursuant to a share exchange agreement, by which we acquired 20 shares (representing 100% ownership) in Axiom First Corporation in exchange for these shares. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that Mr. Bennett was an accredited investor as defined in Rule 501(a)(4) promulgated under the Securities Act, by virtue of his being a director of the Company.

    On June 30, 2004, we issued 25,000 shares to Lessard Property Management, Inc. in exchange for their consent to an assignment of rights and obligations under their property management agreement. Duane Bennett assigned us these rights and obligations, which arose from his agreement with Lessard dated August 27, 2003. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

    On July 5, 2004, we issued a total of 250,000 common shares to three individuals, as follows: our President, Lawrence Nault, 100,000 shares; our director, Duane Bennett, 100,000 shares; and our director, Karol Kapinos, 50,000 shares. These shares were issued in exchange for their services as management of the Company. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the facts that Mr. Nault, Mr. Bennett, and Mr. Kapinos were all accredited investors as defined in Rule 501(a)(4) promulgated under the Securities Act, by virtue of their being officers and/or directors of the Company.

    On July 12, 2004, we issued 100,000 shares to U.S. Capital Partners, Inc. in exchange for valuable services rendered to the Company for financial and compliance advice. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

    On July 22, 2004, we issued a total of 245,000 shares to four individuals, as follows: Jose Marquez, 80,000 shares; Michael Langer, 75,000 shares; Mark Gaenslen, 75,000 shares; and Anne Borelli, 15,000 shares. These shares were issued in exchange for valuable services rendered to the Company. More specifically, the services rendered were for accounting services (including review of tax returns and real-estate related tax advice); assistance with identifying and coordinating property management services, advice for identifying and evaluating rental properties now and in the future, and advice on our business plan development, particularly our real estate market analysis. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only four offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless their shares are registered or an exemption from registration is available; (4) the offerees are sophisticated investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

    On August 8, 2004, we issued 200,000 shares to China World Trade Corp., pursuant to a strategic alliance agreement whereby China World agreed to provide us with investment property location services in China. The shares were valued at the estimated value of the common stock which was $20,000, or $.10 per share. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

    On August 27, 2004, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in registering our stock and having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $25,000 for: (i) assistance with the preparation of our Form SB-2 registration statement; (ii) state Blue-Sky compliance; (iii) selection of an independent stock transfer agent; and (iv) EDGAR services. The shares issued were valued at the estimated value for the services received which was $175,000, or $.25 per share. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

ITEM 27.  EXHIBITS

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation **
3.2	Bylaws **
4.1	Specimen Stock Certificate **
5(i)	Legal opinion and consent of attorney***
10.1	Consulting Agreement between Axiom III, Inc. and Greentree Financial Group, Inc. **
10.2	Letter Agreement with China World Trade **
10.3	Property Management Agreement with Lessard Property Management **
10.4	Assignment of Contract Rights and Obligations **
10.5	Share Exchange Agreement **
21.1	List of subsidiaries **
23.1	Consent of auditors

** Filed with our original Form SB-2 on December 3, 2004.
*** Filed with our amended Form SB-2/A-3 on November 15, 2005.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.    To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
c.	Include any additional or changed material information on the plan of distribution.

2.    That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.    To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.    In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chicopee, State of Massachusetts on February 10, 2006.

Axiom III, Inc.

/s/ Lawrence M. Nault
By:  Lawrence M. Nault
Title:  President, Chief Executive Officer,
Chief Financial Officer, Comptroller

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

/s/ Lawrence M. Nault
By: Lawrence M. Nault
Title:  Director
Date: February 10, 2006

/s/ Karol Kapinos
By: Karol Kapinos
Title:  Director
Date: February 10, 2006